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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

              Name:                                     Jurisdiction of Organization
1. Knox Miss., L.P                                      Delaware

2. Endeavour Operating Corporation,                     Delaware
   formerly NSNV, Inc.

3. PHT Partners, L.P.                                   Delaware

4. PHT Holding GP, LLC                                  Texas

5. Louisiana Shelf Partners, L.P.                       Delaware